EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS FIRST QUARTER 2018 RESULTS

Net earnings of $77.7 million, or $0.35 per common share
Quarterly loan and lease growth of $234.4 million, or 5% annualized
Quarterly deposit growth of $158.6 million, or 3% annualized

PORTLAND, Ore. – April 18, 2018 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $77.7 million for the first quarter of 2018, compared to $81.9 million for the fourth quarter of 2017 and $46.0 million for the first quarter of 2017. Earnings per diluted common share were $0.35 for the first quarter of 2018, compared to $0.37 for the fourth quarter of 2017 and $0.21 for the first quarter of 2017.

“Umpqua’s strong financial performance in the first quarter reflects the success of key initiatives we’ve put in place over the past 12 months,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “As we’ve begun activating our Umpqua Next Gen strategy, we’ve demonstrated our ability to grow in a more consistent and profitable manner, while tightly managing core expenses and building digital and technology capabilities for the future.”

Notable items that impacted the first quarter 2018 financial results included:

•	$5.1 million gain related to the fair value change of the MSR asset, compared to $2.0 million gain in the prior quarter and $7.7 million negative adjustment in the same period of the prior year.

•
$1.1 million gain related to the fair value change of the debt capital market swap derivatives, compared to a gain of $0.2 million in the prior quarter and a negative adjustment of $0.7 million in the same period of the prior year.

•	$2.5 million of exit or disposal costs, compared to $3.1 million in the prior quarter and $0.5 million in the same period of the prior year.

•
No loss related to junior subordinated debentures carried at fair value was included in earnings in the first quarter of 2018, as the related fair value adjustments are now included in accumulated other comprehensive income (loss). Net loss on junior subordinated debentures carried at fair value included in earnings was $10.0 million for the prior quarter and $1.6 million for the same period of the prior year.

First Quarter 2018 Highlights (compared to prior quarter):

•	Net interest income increased by $2.6 million, or 1%, driven primarily by growth in loans and leases and an 8 basis point increase in net interest margin;

Umpqua Reports First Quarter 2018 Results
April 18, 2018

•
Provision for loan and lease losses increased by $0.7 million, driven primarily by continued loan growth and higher net charge-offs, which increased by one basis point to 0.26% of average loans and leases (annualized);

•
Non-interest income increased by $8.1 million, driven primarily by the change in accounting principle for the junior subordinated debentures carried at fair value (see notable items above), partially offset by lower mortgage banking revenue and lower gains on portfolio loan sales;

•
Non-interest expense decreased by $6.7 million, driven primarily by lower salaries and benefits expense, partially offset by a linked quarter increase in FDIC assessment expense related to one-time credits recorded in the prior quarter;

•
Provision for income taxes increased by $20.9 million, reflecting the net benefit received in the fourth quarter of 2017 related to the revaluation of the net deferred tax liability, partially offset by a lower corporate tax rate, both attributable to the Tax Cuts and Jobs Act (“Tax Act”);

•	Non-performing assets to total assets decreased by four basis points to 0.33%;

•	Estimated total risk-based capital ratio of 14.0% and estimated Tier 1 common to risk weighted assets ratio of 11.0%; and

•	Increased the quarterly cash dividend by 11.1% to $0.20 per common share.

Balance Sheet
Total consolidated assets were $25.9 billion as of March 31, 2018, compared to $25.7 billion as of December 31, 2017 and $24.9 billion as of March 31, 2017. Including secured off-balance sheet lines of credit, total available liquidity was $10.0 billion as of March 31, 2018, representing 39% of total assets and 50% of total deposits.

Gross loans and leases were $19.3 billion as of March 31, 2018, an increase of $234.4 million, or 5% annualized, from $19.1 billion as of December 31, 2017. This increase reflects balanced growth within the commercial term, leasing, multifamily, and residential mortgage loan portfolios. These were partially offset by a decline in consumer loans attributable to the Company's decision to wind down its indirect auto loan business.

Total deposits were $20.1 billion as of March 31, 2018, an increase of $158.6 million, or 3% annualized, from $19.9 billion as of December 31, 2017. This increase was primarily driven by growth in non-interest bearing demand and time deposits, partially offset by lower money market balances attributable to planned public funds run-off.

Net Interest Income
Net interest income was $223.2 million for the first quarter of 2018, up $2.6 million from the prior quarter. This increase reflects an 8 basis point increase in net interest margin, along with the growth in average loans and leases and a lower level of premium amortization on investment securities. Accretion of the credit discount recorded on acquired loans from Sterling Financial Corporation (“Sterling”) increased by $0.2 million from the prior quarter level.

The Company’s net interest margin was 3.96% for the first quarter of 2018, up 8 basis points from 3.88% for the fourth quarter of 2017. Relative to the prior quarter, this increase reflects higher average yields on loans and leases, a lower level of premium amortization on investment securities, and a lower percentage mix of interest-bearing cash, partially offset by a higher cost of funds.

Credit Quality
The allowance for loan and lease losses was $141.9 million, or 0.73% of loans and leases, as of March 31, 2018. During the first quarter of 2018, the Company recorded $4.3 million of accretion related to the credit discount on acquired loans from Sterling, compared to $4.1 million in the prior quarter. As of March 31, 2018, the Sterling purchased non-credit impaired loans had approximately $23.9 million of remaining credit discount that will accrete into interest income over the life of the loans, and the Sterling purchased credit impaired loan pools had approximately $22.9 million of remaining total discount.

The provision for loan and lease losses was $13.7 million for the first quarter of 2018, a $0.7 million increase from the prior quarter level, driven primarily by the loan and lease growth. Net charge-offs increased by one basis point to 0.26% of average loans and leases (annualized) for the first quarter of 2018. As of March 31, 2018, non-performing

Umpqua Reports First Quarter 2018 Results
April 18, 2018

assets were 0.33% of total assets, a decrease from 0.37% as of December 31, 2017, but an increase from 0.24% as of March 31, 2017.

Non-interest Income
Non-interest income was $78.6 million for the first quarter of 2018, up $8.1 million from the prior quarter, which reflects the change in accounting principle for the junior subordinated debentures carried at fair value this quarter (see notable items above).

The current quarter's non-interest income included gains of $5.1 million and $1.1 million related to fair value changes of the MSR asset and the debt capital market swap derivatives, respectively, driven by the increase in long-term interest rates during the quarter. These compare to fair value gains of $2.0 million and $0.2 million for the MSR asset and debt capital market swap derivatives, respectively, during the fourth quarter of 2017.

Net revenue from the origination and sale of residential mortgages was $22.8 million for the first quarter of 2018, down $7.0 million from the prior quarter, reflecting both the seasonal decline in mortgage originations and home lending gain on sale margin. For-sale mortgage origination volume decreased by 19% from the prior quarter, while the home lending gain on sale margin decreased by 19 basis points to 3.32% for the first quarter of 2018. Of the current quarter’s mortgage production, 68% related to purchase activity, compared to 67% for both the prior quarter and the same period in the prior year.

Gain on loan sales decreased by $2.5 million from the prior quarter, reflecting a lower level of portfolio loan sales compared to the prior quarter.

Other income increased by $4.6 million from the prior quarter, driven primarily by higher debt capital market swap fee revenue and higher gains related to the fair value change of the debt capital market swap derivatives.

Non-interest Expense
Non-interest expense was $186.1 million for the first quarter of 2018, down $6.7 million from the prior quarter level. This decrease was driven primarily by lower salaries and benefits expenses, partially offset by higher FDIC assessments.
In addition, fourth quarter 2017 expenses included $3.2 million related to employee profit sharing and $2.0 million for charitable donations, driven by the impact of the Tax Act.

Provision for Income Taxes
Provision for income taxes was $24.4 million for the first quarter of 2018, up $20.9 million compared to $3.5 million in the prior quarter. This increase was primarily attributable to the inclusion of a $26.9 million net benefit to the provision for income taxes in the fourth quarter of 2017, related to the revaluation of the net deferred tax liability and amortization of tax credit investments associated with the passage of the Tax Act, partially offset by the non-deductibility of certain executive compensation. The first quarter of 2018 provision for income taxes, relative to other prior periods, benefited from a lower corporate tax rate as a result of the Tax Act.

Capital
As of March 31, 2018, the Company’s tangible book value per common share1 was $9.97, compared to $9.98 in the prior quarter. During the first quarter of 2018, the Company increased its quarterly cash dividend by 11.1% to $0.20 per common share.

The Company’s estimated total risk-based capital ratio was 14.0% and its estimated Tier 1 common to risk weighted assets ratio was 11.0% as of March 31, 2018. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2018 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Total shareholders' equity	$4,013,882	$4,014,786	$3,985,260	$3,958,845	$3,931,150
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	28,589	30,130	31,819	33,508	35,197
Tangible common shareholders' equity	$2,197,642	$2,197,005	$2,165,790	$2,137,686	$2,108,302
Total assets	$25,875,643	$25,741,439	$25,695,663	$25,257,784	$24,861,458
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	28,589	30,130	31,819	33,508	35,197
Tangible assets	$24,059,403	$23,923,658	$23,876,193	$23,436,625	$23,038,610
Common shares outstanding at period end	220,461	220,149	220,225	220,205	220,349

Total shareholders' equity to total assets ratio	15.51%	15.60%	15.51%	15.67%	15.81%
Tangible common equity ratio	9.13%	9.18%	9.07%	9.12%	9.15%
Book value per common share	$18.21	$18.24	$18.10	$17.98	$17.84
Tangible book value per common share	$9.97	$9.98	$9.83	$9.71	$9.57

Umpqua Reports First Quarter 2018 Results
April 18, 2018

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its first quarter 2018 earnings conference call on Thursday, April 19, 2018, at 10:00 a.m. PDT (1:00 p.m. EDT). During the call, the Company will provide an update on recent activities and discuss its first quarter 2018 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (800) 839-7875 ten minutes prior to the start time and enter conference ID: 8312792. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 8312792. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about corporate initiatives and the credit discount accretion related to loans acquired from Sterling. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$227,738	$223,206	$223,321	$212,998	$205,996	2%	11%
Interest and dividends on investments:
Taxable	15,699	14,857	13,979	15,220	13,931	6%	13%
Exempt from federal income tax	2,128	2,121	2,125	2,237	2,242	0%	(5)%
Dividends	468	386	357	360	388	21%	21%
Temporary investments and interest bearing deposits	1,164	1,565	934	324	1,557	(26)%	(25)%
Total interest income	247,197	242,135	240,716	231,139	224,114	2%	10%
Interest expense:
Deposits	15,610	13,241	12,052	10,641	9,648	18%	62%
Repurchase agreements and federal funds purchased	63	43	81	321	30	47%	110%
Term debt	3,361	3,496	3,491	3,662	3,510	(4)%	(4)%
Junior subordinated debentures	4,932	4,734	4,628	4,437	4,201	4%	17%
Total interest expense	23,966	21,514	20,252	19,061	17,389	11%	38%
Net interest income	223,231	220,621	220,464	212,078	206,725	1%	8%
Provision for loan and lease losses	13,656	12,928	11,997	10,657	11,672	6%	17%
Non-interest income:
Service charges on deposits	14,995	15,413	15,849	15,478	14,729	(3)%	2%
Brokerage revenue	4,194	4,226	3,832	3,903	4,122	(1)%	2%
Residential mortgage banking revenue, net	38,438	42,118	33,430	33,894	26,834	(9)%	43%
(Loss) gain on investment securities, net	—	—	(6)	35	(2)	0%	(100)%
Gain on loan sales	1,230	3,688	7,969	3,310	1,754	(67)%	(30)%
Loss on junior subordinated debentures carried at fair value	—	(10,010)	(1,590)	(1,572)	(1,555)	(100)%	(100)%
BOLI income	2,070	2,015	2,041	2,089	2,069	3%	0%
Other income	17,640	13,000	13,877	13,982	12,274	36%	44%
Total non-interest income	78,567	70,450	75,402	71,119	60,225	12%	30%
Non-interest expense:
Salaries and employee benefits	106,551	114,414	108,732	108,561	106,473	(7)%	0%
Occupancy and equipment, net	38,661	37,269	37,648	36,955	38,673	4%	0%
Intangible amortization	1,541	1,689	1,689	1,689	1,689	(9)%	(9)%
FDIC assessments	4,480	2,075	4,405	4,447	4,087	116%	10%
(Gain) loss on other real estate owned, net	(38)	(83)	(99)	(457)	82	(54)%	(146)%
Merger related expenses	—	—	6,664	1,640	1,020	0%	(100)%
Other expense	34,918	37,422	29,315	31,186	30,690	(7)%	14%
Total non-interest expense	186,113	192,786	188,354	184,021	182,714	(3)%	2%
Income before provision for income taxes	102,029	85,357	95,515	88,519	72,564	20%	41%
Provision for income taxes	24,360	3,486	34,182	31,707	26,561	599%	(8)%
Net income	77,669	81,871	61,333	56,812	46,003	(5)%	69%
Dividends and undistributed earnings allocated to participating securities	6	16	14	14	12	(63)%	(50)%
Net earnings available to common shareholders	$77,663	$81,855	$61,319	$56,798	$45,991	(5)%	69%

Weighted average basic shares outstanding	220,370	220,194	220,215	220,310	220,287	0%	0%
Weighted average diluted shares outstanding	220,825	220,873	220,755	220,753	220,779	0%	0%
Earnings per common share – basic	$0.35	$0.37	$0.28	$0.26	$0.21	(5)%	67%
Earnings per common share – diluted	$0.35	$0.37	$0.28	$0.26	$0.21	(5)%	67%

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$304,681	$330,856	$304,760	$320,027	$262,655	(8)%	16%
Interest bearing cash and temporary investments	264,508	303,424	540,806	295,937	421,991	(13)%	(37)%
Investment securities:
Trading, at fair value	12,362	12,255	11,919	11,467	11,241	1%	10%
Available for sale, at fair value	2,998,347	3,065,769	3,047,358	3,132,566	3,243,408	(2)%	(8)%
Held to maturity, at amortized cost	3,667	3,803	3,905	4,017	4,121	(4)%	(11)%
Loans held for sale	299,739	259,518	417,470	451,350	372,073	15%	(19)%
Loans and leases	19,314,589	19,080,184	18,677,762	18,321,142	17,829,638	1%	8%
Allowance for loan and lease losses	(141,933)	(140,608)	(139,503)	(136,867)	(136,292)	1%	4%
Loans and leases, net	19,172,656	18,939,576	18,538,259	18,184,275	17,693,346	1%	8%
Restricted equity securities	43,501	43,508	45,509	45,511	45,522	0%	(4)%
Premises and equipment, net	259,354	269,182	276,316	288,853	293,133	(4)%	(12)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	28,589	30,130	31,819	33,508	35,197	(5)%	(19)%
Residential mortgage servicing rights, at fair value	164,760	153,151	141,225	141,832	142,344	8%	16%
Other real estate owned	13,055	11,734	4,160	4,804	6,518	11%	100%
Bank owned life insurance	307,745	306,864	305,572	303,894	301,777	0%	2%
Deferred tax assets, net	—	—	—	—	8,464	0%	(100)%
Other assets	215,028	224,018	238,934	252,092	232,017	(4)%	(7)%
Total assets	$25,875,643	$25,741,439	$25,695,663	$25,257,784	$24,861,458	1%	4%
Liabilities:
Deposits	$20,106,856	$19,948,300	$19,851,910	$19,459,950	$19,167,293	1%	5%
Securities sold under agreements to repurchase	291,984	294,299	321,542	330,189	304,280	(1)%	(4)%
Term debt	801,868	802,357	852,306	852,219	852,308	0%	(6)%
Junior subordinated debentures, at fair value	278,410	277,155	266,875	265,423	263,605	0%	6%
Junior subordinated debentures, at amortized cost	88,895	100,609	100,690	100,770	100,851	(12)%	(12)%
Deferred tax liability, net	39,277	37,503	51,423	34,296	—	5%	100%
Other liabilities	254,471	266,430	265,657	256,092	241,971	(4)%	5%
Total liabilities	21,861,761	21,726,653	21,710,403	21,298,939	20,930,308	1%	4%
Shareholders' equity:
Common stock	3,515,506	3,517,258	3,516,558	3,514,094	3,516,537	0%	0%
Retained earnings	546,330	522,520	476,226	454,802	433,417	5%	26%
Accumulated other comprehensive loss	(47,954)	(24,992)	(7,524)	(10,051)	(18,804)	92%	155%
Total shareholders' equity	4,013,882	4,014,786	3,985,260	3,958,845	3,931,150	0%	2%
Total liabilities and shareholders' equity	$25,875,643	$25,741,439	$25,695,663	$25,257,784	$24,861,458	1%	4%

Common shares outstanding at period end	220,461	220,149	220,225	220,205	220,349	0%	0%
Book value per common share	$18.21	$18.24	$18.10	$17.98	$17.84	0%	2%
Tangible book value per common share	$9.97	$9.98	$9.83	$9.71	$9.57	0%	4%
Tangible equity - common	$2,197,642	$2,197,005	$2,165,790	$2,137,686	$2,108,302	0%	4%
Tangible common equity to tangible assets	9.13%	9.18%	9.07%	9.12%	9.15%	(0.05)	(0.02)

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)

(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,526,221	$3,491,137	$3,475,243	$3,401,679	$3,410,914	1%	3%
Owner occupied term, net	2,476,287	2,488,251	2,467,995	2,593,395	2,584,183	0%	(4)%
Multifamily, net	3,131,275	3,087,792	2,993,203	2,964,851	2,885,164	1%	9%
Commercial construction, net	522,680	540,707	521,666	464,690	471,007	(3)%	11%
Residential development, net	179,871	165,865	186,400	165,956	145,479	8%	24%
Commercial:
Term, net	2,025,213	1,944,987	1,819,664	1,686,597	1,620,311	4%	25%
Lines of credit and other, net	1,147,028	1,166,173	1,134,045	1,153,409	1,114,160	(2)%	3%
Leases and equipment finance, net	1,228,709	1,167,503	1,137,732	1,082,651	1,000,376	5%	23%
Residential real estate:
Mortgage, net	3,283,945	3,192,185	3,094,361	3,021,331	2,916,924	3%	13%
Home equity lines and loans, net	1,107,822	1,103,297	1,079,931	1,056,848	1,015,138	0%	9%
Consumer and other, net	685,538	732,287	767,522	729,735	665,982	(6)%	3%
Total, net of deferred fees and costs	$19,314,589	$19,080,184	$18,677,762	$18,321,142	$17,829,638	1%	8%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	18%	18%	19%	19%	19%
Owner occupied term, net	13%	13%	13%	14%	14%
Multifamily, net	16%	16%	16%	16%	16%
Commercial construction, net	3%	3%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	10%	10%	10%	9%	9%
Lines of credit and other, net	6%	6%	6%	6%	6%
Leases and equipment finance, net	6%	6%	6%	6%	6%
Residential real estate:
Mortgage, net	17%	17%	16%	16%	16%
Home equity lines and loans, net	6%	6%	6%	6%	6%
Consumer and other, net	4%	4%	4%	4%	4%
Total	100%	100%	100%	100%	100%

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,699,399	$6,505,628	$6,571,471	$6,112,480	$6,021,585	3%	11%
Demand, interest bearing	2,354,873	2,384,133	2,394,240	2,371,386	2,327,226	(1)%	1%
Money market	6,546,704	7,037,891	6,700,261	6,755,707	6,784,442	(7)%	(4)%
Savings	1,482,560	1,446,860	1,444,801	1,427,677	1,400,330	2%	6%
Time	3,023,320	2,573,788	2,741,137	2,792,700	2,633,710	17%	15%
Total	$20,106,856	$19,948,300	$19,851,910	$19,459,950	$19,167,293	1%	5%

Total core deposits (1)	$18,007,169	$18,263,802	$18,005,730	$17,561,956	$17,427,832	(1)%	3%

Deposit mix:
Demand, non-interest bearing	33%	33%	33%	32%	31%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	33%	35%	34%	35%	36%
Savings	7%	7%	7%	7%	7%
Time	15%	13%	14%	14%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	399,721	397,427	394,755	389,767	385,859
Demand, interest bearing	78,181	78,853	79,899	80,594	81,570
Money market	54,752	55,175	55,659	55,795	55,903
Savings	162,841	162,453	162,556	161,369	160,323
Time	48,529	46,861	47,129	47,339	47,365
Total	744,024	740,769	739,998	734,864	731,020

Average balance per account:
Demand, non-interest bearing	$16.8	$16.4	$16.6	$15.7	$15.6
Demand, interest bearing	30.1	30.2	30.0	29.4	28.5
Money market	119.6	127.6	120.4	121.1	121.4
Savings	9.1	8.9	8.9	8.8	8.7
Time	62.3	54.9	58.2	59.0	55.6
Total	$27.0	$26.9	$26.8	$26.5	$26.2

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$45,775	$51,465	$44,573	$26,566	$28,915	(11)%	58%
Loans and leases past due 90+ days and accruing (1)	25,478	30,994	29,073	27,252	23,421	(18)%	9%
Total non-performing loans and leases	71,253	82,459	73,646	53,818	52,336	(14)%	36%
Other real estate owned	13,055	11,734	4,160	4,804	6,518	11%	100%
Total non-performing assets	$84,308	$94,193	$77,806	$58,622	$58,854	(10)%	43%

Performing restructured loans and leases	$31,659	$32,157	$45,813	$52,861	$43,029	(2)%	(26)%
Loans and leases past due 31-89 days	$38,650	$43,870	$32,251	$31,153	$49,530	(12)%	(22)%
Loans and leases past due 31-89 days to total loans and leases	0.20%	0.23%	0.17%	0.17%	0.28%
Non-performing loans and leases to total loans and leases (1)	0.37%	0.43%	0.39%	0.29%	0.29%
Non-performing assets to total assets(1)	0.33%	0.37%	0.30%	0.23%	0.24%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $6.3 million, $12.4 million, $12.3 million, $16.3 million, and $5.3 million at March 31,2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$140,608	$139,503	$136,867	$136,292	$133,984
Provision for loan and lease losses	13,656	12,928	11,997	10,657	11,672	6%	17%
Charge-offs	(15,812)	(15,751)	(13,222)	(13,944)	(13,002)	0%	22%
Recoveries	3,481	3,928	3,861	3,862	3,638	(11)%	(4)%
Net charge-offs	(12,331)	(11,823)	(9,361)	(10,082)	(9,364)	4%	32%
Total allowance for loan and lease losses	141,933	140,608	139,503	136,867	136,292	1%	4%
Reserve for unfunded commitments	4,129	3,963	3,932	3,816	3,495	4%	18%
Total allowance for credit losses	$146,062	$144,571	$143,435	$140,683	$139,787	1%	4%

Net charge-offs to average loans and leases (annualized)	0.26%	0.25%	0.20%	0.22%	0.22%
Recoveries to gross charge-offs	22.01%	24.94%	29.20%	27.70%	27.98%
Allowance for loan and lease losses to loans and leases	0.73%	0.74%	0.75%	0.75%	0.76%
Allowance for credit losses to loans and leases	0.76%	0.76%	0.77%	0.77%	0.78%

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.75%	4.65%	4.70%	4.67%	4.65%	0.10	0.10
Yield on loans held for sale	4.21%	3.99%	3.89%	3.26%	3.86%	0.22	0.35
Yield on taxable investments	2.31%	2.17%	2.00%	2.07%	2.10%	0.14	0.21
Yield on tax-exempt investments (1)	3.68%	4.49%	4.59%	4.64%	4.76%	(0.81)	(1.08)
Yield on interest bearing cash and temporary investments	1.55%	1.22%	1.47%	1.03%	0.79%	0.33	0.76
Total yield on earning assets (1)	4.39%	4.26%	4.30%	4.26%	4.18%	0.13	0.21

Cost of interest bearing deposits	0.47%	0.40%	0.36%	0.33%	0.30%	0.07	0.17
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.08%	0.06%	0.10%	0.32%	0.04%	0.02	0.04
Cost of term debt	1.70%	1.67%	1.63%	1.72%	1.67%	0.03	0.03
Cost of junior subordinated debentures	5.36%	5.11%	5.02%	4.88%	4.70%	0.25	0.66
Total cost of interest bearing liabilities	0.65%	0.58%	0.55%	0.52%	0.48%	0.07	0.17

Net interest spread (1)	3.74%	3.68%	3.75%	3.74%	3.70%	0.06	0.04
Net interest margin (1)	3.96%	3.88%	3.94%	3.91%	3.85%	0.08	0.11

Performance Ratios:
Return on average assets	1.23%	1.27%	0.96%	0.92%	0.75%	(0.04)	0.48
Return on average tangible assets	1.32%	1.36%	1.04%	0.99%	0.81%	(0.04)	0.51
Return on average common equity	7.84%	8.12%	6.10%	5.76%	4.74%	(0.28)	3.10
Return on average tangible common equity	14.30%	14.90%	11.23%	10.67%	8.83%	(0.60)	5.47
Efficiency ratio – Consolidated	61.56%	65.99%	63.43%	64.71%	68.15%	(4.43)	(6.59)
Efficiency ratio – Bank	59.58%	62.09%	61.42%	62.45%	65.75%	(2.51)	(6.17)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$303,670	$509,187	$253,015	$125,886	$804,354	(40)%	(62)%
Investment securities, taxable	2,793,449	2,804,530	2,867,292	3,008,079	2,723,576	0%	3%
Investment securities, tax-exempt	286,603	286,345	281,139	292,553	286,444	0%	0%
Loans held for sale	267,231	370,564	420,282	392,183	351,570	(28)%	(24)%
Loans and leases	19,150,315	18,765,251	18,537,827	18,024,651	17,598,314	2%	9%
Total interest earning assets	22,801,268	22,735,877	22,359,555	21,843,352	21,764,258	0%	5%
Goodwill and other intangible assets, net	1,817,068	1,818,730	1,820,394	1,822,032	1,823,799	0%	0%
Total assets	25,686,471	25,661,566	25,311,994	24,792,869	24,730,285	0%	4%

Non-interest bearing demand deposits	6,450,364	6,611,493	6,354,591	5,951,670	5,883,924	(2)%	10%
Interest bearing deposits	13,492,965	13,281,502	13,155,462	13,037,064	13,119,736	2%	3%
Total deposits	19,943,329	19,892,995	19,510,053	18,988,734	19,003,660	0%	5%
Interest bearing liabilities	14,971,759	14,790,883	14,705,842	14,659,650	14,661,558	1%	2%

Shareholders’ equity - common	4,019,822	3,998,609	3,989,868	3,956,777	3,936,340	1%	2%
Tangible common equity (1)	2,202,754	2,179,879	2,166,474	2,134,745	2,112,541	1%	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports First Quarter 2018 Results
April 18, 2018

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,442,915	$15,336,597	$15,007,942	$14,797,242	$14,541,171	1%	6%
MSR asset, at fair value	164,760	153,151	141,225	141,832	142,344	8%	16%
MSR as % of serviced portfolio	1.07%	1.00%	0.94%	0.96%	0.98%	7%	9%
Residential mortgage banking revenue:
Origination and sale	$22,837	$29,864	$32,784	$32,385	$24,647	(24)%	(7)%
Servicing	10,522	10,287	9,879	9,839	9,858	2%	7%
Change in fair value of MSR asset	5,079	1,967	(9,233)	(8,330)	(7,671)	158%	(166)%
Total	$38,438	$42,118	$33,430	$33,894	$26,834	(9)%	43%

Closed loan volume:
Closed loan volume - portfolio	$237,783	$265,718	$336,362	$312,022	$245,334	(11)%	(3)%
Closed loan volume - for-sale	687,226	850,453	891,063	918,200	754,715	(19)%	(9)%
Closed loan volume - total	$925,009	$1,116,171	$1,227,425	$1,230,222	$1,000,049	(17)%	(8)%

Gain on sale margin:
Based on for-sale volume	3.32%	3.51%	3.68%	3.53%	3.27%	(0.19)	0.05

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